SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 25, 1995

              OCCIDENTAL PETROLEUM CORPORATION
   (Exact name of registrant as specified in its charter)






    DELAWARE                       1-9210             95-4035997
 (State or other jurisdiction    (Commission       (I.R.S. Employer
      of incorporation)          File Number)       Identification No.)




   10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
    (Address of principal executive offices)    (ZIP code)

     Registrant's telephone number, including area code:
                       (310) 208-8800

Item 5.   Other Events.
- -------   -------------
            Occidental  Petroleum  Corporation  reported  on
January 25, 1995 break-even earnings (a loss of $.06 per share after preferred dividends) for the fourth quarter of 1994, compared with net income of $57 million ($.15 per share) for the fourth quarter of 1993. Earnings before the after-tax effect of special items, discussed below, were $77 million for 1994, compared with a loss for 1993. The 1993 results included the after-tax benefit of $40 million, reported as discontinued operations, for the reversal of reserves no longer required related to the sale of Island Creek Coal, Inc. Sales were $2.5 billion for the fourth quarter of 1994, compared with $2.0 billion for the same period of 1993.

           Oil and gas divisional earnings before special items noted below were $4 million for the fourth quarter of 1994, compared with a loss of $3 million for 1993. Divisional results after these items were a loss of $42 million for the fourth quarter of 1994, compared with income of $76 million for 1993. The 1994 results include a $15 million benefit resulting from the reversal of reserves for anticipated liabilities no longer needed related to the sale of Occidental's U.K. North Sea interests. Additionally, the 1994 results reflected $41 million of reserves provided for litigation matters, $11 million for impairment of oil and gas properties, $4 million for environmental remediation and $5 million for a voluntary retirement program. The 1993 results reflected a $6 million charge for a legal settlement and a net benefit of $85 million from a reversal of tax reserves no longer required related to the sale of Occidental's U.K. North Sea interests in 1991. The 1994 earnings reflected higher oil and gas volumes compared with 1993, offset by higher exploration costs.

           Natural gas transmission divisional earnings were $93 million for the fourth quarter of 1994, compared with $74 million for 1993. The 1994 results included a benefit of $4 million from a reduction of LIFO inventory. The fourth quarter of 1994 also benefited from lower rate refunds to customers attributable to 1994 activity.

           Chemical divisional earnings before special items noted below were $212 million for the fourth quarter of 1994, compared with $10 million in 1993. Divisional earnings after these items for the fourth quarter of 1994 were $127 million, compared with $16 million for 1993. The 1994 earnings included charges of $55 million to provide for certain litigation matters and $30 million for expenses related to the curtailment of certain plant operations. The 1993 earnings included a $6 million benefit resulting from the reversal of a plant closure reserve. The increase in 1994 earnings primarily reflected the impact of improved prices and margins in the PVC, caustic soda and petrochemicals businesses.

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



           Unallocated income taxes were $63 million higher in the fourth quarter of 1994, compared with 1993. The 1993 taxes reflected the net benefit of a change in the provision for taxes and in the effective tax rate in the fourth quarter. Unallocated corporate other items were income of $6 million in the fourth quarter of 1994, compared with expense  of  $26 million in 1993.  The improvement  in  1994 reflected higher equity earnings primarily from unconsolidated chemical investments and from lower expenses.

           For the total year 1994, Occidental's net loss totaled $36 million ($.36 per share), compared with net income of $283 million ($.80 per share) in 1993. Sales were $9.2 billion for 1994, compared with $8.1 billion for 1993. The 1993 results included the after-tax benefit of $221 million ($.72 per share), reported as discontinued operations, and an extraordinary loss of $12 million ($.04 per share) resulting from the early extinguishment of debt.

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



SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)


                                      Fourth Quarter            Twelve Months
                                    ----------------          ----------------
Periods Ended December 31             1994     1993             1994     1993
=================================   =======  =======          =======  =======

DIVISIONAL NET SALES
   Oil and gas                     $   665  $   425          $ 2,451  $ 1,702
   Natural gas transmission            536      630            2,110    2,378
   Chemical                          1,364      967            4,677    4,042
   Other                                (1)      (2)              (2)      (6)
                                   -------  -------          -------  -------
NET SALES                          $ 2,564  $ 2,020          $ 9,236  $ 8,116
=================================  =======  =======          =======  =======
DIVISIONAL EARNINGS
   Oil and gas                     $   (42) $    76          $    27  $   278
   Natural gas transmission             93       74              276      426
   Chemical                            127       16              350      173
                                   -------  -------          -------  -------
    Earnings from operations           178      166              653      877
UNALLOCATED CORPORATE ITEMS
   Interest expense, net              (143)    (145)            (564)    (554)
   Income taxes (a)                    (41)      22             (110)    (186)
   Other                                 6      (26)             (15)     (63)
                                   -------  -------          -------  -------

Income (loss) from continuing
   operations                            -       17              (36)      74
Discontinued operations, net             -       40                -      221
Extraordinary gain (loss), net           -        -                -      (12)
                                   -------  -------          -------  -------

NET INCOME(LOSS)                         -       57              (36)     283

Preferred dividends                    (20)     (11)             (76)     (39)
                                   -------  -------          -------  -------
Earnings (loss) applicable to
   common stock                    $   (20) $    46          $  (112) $   244
                                   =======  =======          =======  =======
EARNINGS PER COMMON SHARE:
   Income (loss) from continuing
   operations                      $  (.06) $   .02          $  (.36) $   .12
   Discontinued operations, net          -      .13                -      .72
   Extraordinary gain (loss), net        -        -                -     (.04)
                                   -------  -------          -------  -------

EARNINGS (LOSS) PER COMMON SHARE   $  (.06) $   .15          $  (.36) $   .80
                                   =======  =======          =======  =======

AVERAGE COMMON SHARES OUTSTANDING    312.8    305.4            310.8    304.9
=================================  =======  =======          =======  =======

(a)   Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the fourth quarter of 1994 have benefited from credits allocated by $5 million, $12 million and $8 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the fourth quarter of 1993 have benefited from credits allocated by $5 million, $17 million and $10 million at oil and gas, natural gas transmission and chemical, respectively.

SUMMARY OF OPERATING STATISTICS

                                       Fourth Quarter            Twelve Months
                                      -----------------         ---------------
Periods Ended December 31               1994      1993            1994     1993
=================================     =======   =======         =======  =======
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY:
United States
   Crude oil and condensate
     (thousands of barrels)              59       57               59       58
   Natural gas liquids
     (thousands of barrels)              13        6                8       13
   Natural gas
     (millions of cubic feet)           612      575              620      600

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)             116      118              118      112
   Natural gas
     (millions of cubic feet)             -        1                1        1

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)              77       51               61       46
   Natural gas
     (millions of cubic feet)            50       48               53       51

NATURAL GAS TRANSMISSION DELIVERIES:
Sales (billions of cubic feet)          146      176              549      662
Transportation
  (billions of cubic feet)              381      426            1,533    1,609



CAPITAL EXPENDITURES (millions)     $   476  $   269          $ 1,186  $ 1,083
                                    =======  =======          =======  =======



DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)  $   223  $   221          $  883   $   892
=================================   =======  =======          =======  =======



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





                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION




DATE: January 25, 1995       ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                            (Chief Accounting and Duly Authorized Officer)



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